                                                                  (Exhibit 11.1)

                                     QCS CORPORATION
                             COMPUTATION OF NET LOSS PER SHARE
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


                                                          THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                    ---------------------------        --------------------------------
                                                       MARCH 31,      MARCH 31,             MARCH 31,         MARCH 31,
                                                         1997           1996                  1997              1996
                                                     ------------   ------------         -------------      ------------
                                                             (UNAUDITED)                            (UNAUDITED)
Net loss                                            $  (809,651)   $  (251,703)         $  (2,338,264)     $  (986,219)

Preferred dividend payable not included
  in net loss                                           (59,298)              -              (180,856)                -
                                                     ------------   ------------         -------------      ------------

Net loss attributed to common
    shareholders                                    $  (868,949)   $  (251,703)         $  (2,519,120)     $  (986,219)
                                                     ------------   ------------         -------------      ------------
                                                     ------------   ------------         -------------      ------------

Weighted average number of common
  shares outstanding                                  17,166,531     15,536,000             17,043,090       15,536,000
                                                     ------------   ------------         -------------      ------------
                                                     ------------   ------------         -------------      ------------

Net loss per share of common stock                     $  (0.05)      $  (0.02)              $  (0.15)        $  (0.06)
                                                     ------------   ------------         -------------      ------------
                                                     ------------   ------------         -------------      ------------


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              See notes to unaudited consolidated financial statements.



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